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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------





                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       -----------------------------------



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    APRIL 11, 2001

                           DAL-TILE INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                     33-64140               13-3548809
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                           Identification Number)

        7834 HAWN FREEWAY                                         75217
          DALLAS, TEXAS                                         (Zip Code)
 (Address of principal executive
             offices)




REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:           (214) 398-1411

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Item 7.       EXHIBITS.



                  EXHIBIT       DESCRIPTION

                   99.1 Press Release issued April 11, 2001 announcing first quarter results

                   99.2         Press Release issued April 11, 2001
                                announcing intention to file secondary offering


Item 9.       REGULATION FD DISCLOSURE.

Attached as Exhibit 99.1, and incorporated by reference, is a press release that Dal-Tile announced its first quarter results for Dal-Tile International Inc. (NYSE: DTL) before the opening of trading today on the New York Stock Exchange.

Attached as Exhibit 99.2, and incorporated by reference, is a press release that Dal-Tile announced before the opening of trading today on the New York Stock Exchange its intention to file a secondary offering which is expected to be completed in the second quarter of 2001.

Dal-Tile is the largest manufacturer, distributor and marketer of ceramic tile in the United States, and one of the largest in the world. Headquartered in Dallas, Texas, the Company has approximately 7,600 employees at its facilities in North America. The Company sells its products, marketed under the brand names Daltile-Registered Trademark- and American Olean-Registered Trademark- through a network of Company-operated sales centers, independent distributors and leading retail home centers nationwide. Dal-Tile common stock is traded on the New York Stock Exchange under the symbol DTL. Additional information on the company and its products is available on the Worldwide Web at http://www.daltile.com.

The foregoing information furnished pursuant to this Item 9 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


         Dated: April 11, 2001


                                    DAL-TILE INTERNATIONAL INC.


                                    By: /s/  Mark A. Solls
                                       --------------------------------------
                                        Mark A. Solls
                                        Vice President, General Counsel and
                                        Secretary

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                                  EXHIBIT INDEX



                  EXHIBIT       DESCRIPTION

                   99.1 Press Release issued April 11, 2001 announcing first quarter results

                   99.2 Press Release issued April 11, 2001 announcing intention to file secondary offering